                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     January 2, 1997
                                                --------------------

                             SILVERADO FOODS, INC.
                             ---------------------
            (Exact name of registrant as specified in its charter)


    Oklahoma                            1-13260                 73-1369218
------------------                 ----------------           ---------------
(State or other                   (Commission File            (I.R.S Employer
 jurisdiction of                        Number)             Identification No.)
  incorporation)


6846 South Canton, Suite 110, Tulsa, Oklahoma                     74136
---------------------------------------------                 ------------
 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code      (918) 496-2400
                                                   -----------------------------


                                Not applicable
                                --------------
         (Former name or former address, if changed since last report)
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Item 7. Financial Statements and Exhibits.
        ---------------------------------

        (a)  Financial statements of business acquired.

             Not applicable.

        (b)  Pro forma financial information.

             Not applicable.

        (c)  Exhibits.

             The following is a list of all exhibits filed as a part of this Form 8-K.

             4.1  Form of Offshore Securities Subscription Agreement

             4.2 Form of 8.0% Convertible Debenture Agreement due December 31, 1998


Item 9. Sales of Equity Securities Pursuant to Regulation S
        ---------------------------------------------------

             On January 2, 1997, and January 3, 1997, the Company issued its 8.0% Convertible Debentures due December 31, 1998 (the "Debentures"), in the aggregate original principal amount of $1,100,000. The Debentures were issued at face value in offshore transactions pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The purchasers were accredited investors (as defined in Regulation D promulgated under the Securities Act of 1933, as amended). In connection with the sale of the Debentures, the Company paid placement fees of $132,000 to Venture Guarantee Limited of Warwick, United Kingdom. The Company is also obligated to issue to said placement agent stock purchase warrants for the purchase of 18,333 shares of the Company's common stock, par value $0.01 per share ("Common Stock"). The sale of the Debentures was pursuant to a non-binding letter of intent which calls for a total offering of $3 million in separate increments over a 90-day period. The Company has now received $1,400,000 pursuant to said offering. However, the Company does not anticipate receiving any further funding in connection with said offering.

              The Debentures are convertible at any time commencing 45 days after issuance, into shares of the Company's Common Stock at a conversion price for each share of Common Stock equal to the lower of
        (a) 70% of the closing price of the Common Stock for the day immediately preceding the conversion date or (b) 70% of the average of the closing prices of the Common Stock for the five business days immediately preceding the date of the subscription by the purchaser as reported by the American Stock Exchange. Assuming that the market price of the Common

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        Stock at the time of conversion is not less than the market price at the time of subscription, based on a conversion price of $ 2.01 per share, the Debentures would be convertible into 547,264 shares of Common Stock. In the event the conversion price is such that it would result in an issuance of 20% or more of the issued and outstanding Common Stock of the Company, the Company may redeem a sufficient portion of the Debentures so that such conversion would result in an issuance of less than 20% of the Company's issued and outstanding Common Stock. The
        Common Stock issuable on the conversion of the Debentures (if not otherwise tradeable without restriction) is subject to certain registration rights between the Company and the purchasers of the Debentures.

              The Debentures are due on December 31, 1998 and bear interest at the rate of 8% per annum which is payable quarterly. Interest is payable in cash or Common Stock at the option of the Company at the conversion price.


               *       *       *       *       *       *       *

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SILVERADO FOODS, INC.



                                By:/s/ Dorvin D. Lively
                                   ------------------------------------------
                                   Dorvin D. Lively
                                   Vice President and Chief Financial Officer


Date:  January 18, 1997

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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.       Description of Exhibit
-----------       ----------------------

   4.1            Form of Offshore Securities Subscription Agreement

   4.2            Form of 8.0% Convertible Debenture due December 31, 1998